Exhibit 3.1

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "EBR SYSTEMS, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2021, AT 9:02 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3643473 8100
SR# 20213833527

Authentication: 204726867
Date: 11-18-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 09:02 AM 11/18/2021 FILED 09:02 AM 11/18/2021 SR 20213833527 - File Number 3643473AMENDED AND RESTATED CERTIFICATE OF INCORPORATIONOFEBR SYSTEMS, INC*John McCuteheon hereby certifies that:The name of this corporation is EBR Systems, Inc., and the original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on April 25,2003.ONE:He is the duly elected and acting President of EBR Systems, Inc., a DelawareTWO:corporation.THREE: The Certificate of Incorporation of this corporation is hereby amended and restated toread as follows:I.The name of this corporation is EBR Systems, Inc. (the "Company"').II.The address of the registered office of the Company is 251 Little Falls Drive in the City of Wilmington, County of New Castle, Delaware 19808 and the name of the registered agent of the Company at such address is Corporation Service Company.III.The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Coiporation Law ("DGCL").IV.This Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock"" and "Preferred Stock."" The total number of shares which the Company is authorized to issue is 610,000,000 shares. 600,000,000 shares of which shall be Common Stock, having a par value per share of $0.0001. 10,000,000 shares of which shall be Preferred Stock, having a par value per share of $0.0001.A.The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the "Board of Directors"') is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares ofB.1256191429 v4 such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).CV.When the terms of this Amended and Restated Certificate of Incorporation refer to a specific agreement (including, for the avoidance of doubt, any escrow agreement) or other document or a decision by any body or person that determines the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement, document or decision at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Unless otherwise expressly provided herein, a reference to any specific agreement (including, for the avoidance of doubt, any escrow agreement) or other document or any law or regulation (including, for the avoidance of doubt, the Listing Rules) shall be deemed a reference to such agreement, document, law or regulation as amended from time to time.VI.For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:Management OF Business. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.A.board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, upon the filing of this Amended and Restated Certificate of Incorporation, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II di rectors shall expire and Class II directors shall be elected for a foil term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class HI directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.B.2256191429 v4

Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.C.Removal of Directors.Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.1.Subject to any limitation imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two- thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.2.Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholder. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.D.E.Bylaw Amendments.The Board of Director is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of director. The stockholder shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holder of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, such action by stockholder shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.1.The director of the Company need not be elected by written ballot unless the2.Bylaws so provide.3. No action shall be taken by the stockholder of the Company except at an annual or special meeting of stockholder called in accordance with the Bylaws, and no action shall be taken by the stockholder by written consent or electronic transmission.4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholder before any meeting of the stockholder of the Company shall be given in the manner provided in the Bylaws of the Company.In the event that a member of the Board of Director of the Company who is not an employee of the Company, or any partner, member, director, stockholder, employee or agent of such member, other than someone who is an employee of the Company (collectively, the "'Covered Per sons''').5.3256191429 v4 acquires knowledge of any business opportunity matter, potential transaction, interest or other matter, unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in connection with such individual's service as a member of the Board of Directors of die Company (a "Corporate Opportumty,v), then the Company, pursuant to Section 122(17) of the DGCL and to the maximum extent permitted from time to time under Delaware law, (i) renounces any expectancy that such Covered Person offer an opportunity to participate in such Corporate Opportunity to the Company and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such Covered Person to the Company or any of its affiliates. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Company for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.VII.The liability of the directors for monetary damages shall be eliminated to the fullestA.extent under applicable law.To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholder or disinterested director or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.B.Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.C.VIII.Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (A) any derivative claim or cause of action brought on behalf of the Company; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company, to the Company or the Company's stockholders; (C) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company , arising out of or pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine or otherwise related to the Company's internal affaire, in all cases to the fullest extent permitted by law and subject to the court having pereonal jurisdiction over theA.4256191429 v4 indispensable parties named as defendants. This Section A of Article VII shall not apply to claims or causes of action brought to enforce a duty or liability created by die Securities Act of 1933, as amended (the "1933 Acf*), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.B.Any person or entity holding, owning or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Amended and Restated Certificate of Incoiporation.CIX.The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.A.Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Company required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.B.X.Notwithstanding anything contained herein or in the Bylaws of the Company to the contrary, for such time as the Company is admitted to the Official List of ASX Limited (the "ASX"), the following provisions shall apply:A.If the Listing Rules prohibit an act being done, the act shall not be done.1.Nothing contained in this Amended and Restated Certificate of Incorporation or in the Bylaws of the Company prevents an act being done that the Listing Rules require to be done.2.3. If the Listing Rules require an act to be done or not to be done, authority is givenfor that act to be done or not to be done (as the case may be).If the Listing Rules require this Amended and Restated Certificate of Incorporation or die Bylaws of the Company to contain a provision and they do not contain such a provision, this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as the case may be) is deemed to contain that provision.4.5256191429 v4

If the Listing Rules require this Amended and Restated Certificate of Incorporation or the Bylaws of the Company not to contain a provision and such document contains such a provision, this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as the case may be) is deemed not to contain that provision.5.If any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company is or becomes inconsistent with the Listing Rules, this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as the case may be) is deemed not to contain that provision to the extent of the inconsistency.6,As used in this Amended and Restated Certificate of Incorporation, the "Listing Rules" means the Listing Rules of ASX and any other rules of the ASX which are applicable while the Company is admitted to the Official List of ASX, each as amended or replaced from time to time, except to the extent of any express written wai ver by the ASX,B.* * * #FOUR: This Amended and Restated Certificate of Incorporation has been duly approved bythe Board of Directors of the Company.This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Company in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.FIVE:6256191429 v4

In Witness WHEREOF, EBR Systems, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President as of November 17, 2021.EBR Systems, Inc.By: /s/ John McCutcheon John McCutcheon President